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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 31, 1998 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Oriental Financial Group Inc., which is incorporated by reference in Oriental Financial Group Inc.'s Annual Report on Form 10-K for the year ended June 30, 1998.


/s/ PricewaterhouseCoopers LLP
------------------------------

PricewaterhouseCoopers LLP

San Juan, Puerto Rico

July 28, 1999